Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

        In connection with the accompanying quarterly report on Form 10-Q/A of The Alpine Group, Inc. (the "Company") for the period ended September 30, 2005 (the "Periodic Report"), the undersigned, Steven S. Elbaum, Chief Executive Officer of the Company, and David A. Owen, Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge and belief, that the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 6, 2005	By:	/s/ Steven S. Elbaum
Steven S. Elbaum
Chief Executive Officer

By:	/s/ David A. Owen
David A. Owen
Chief Financial Officer